Exhibit 32.2
CERTIFICATION

The undersigned, John W. Chamberlain and Robert F. Barton, the Chief Executive Officer and Chief Financial Officer, respectively, of American Assets Trust, L.P. (the “Operating Partnership”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:
(i) the Quarterly Report for the period ended June 30, 2015 of the Operating Partnership (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain
President and Chief Executive Officer

/s/ ROBERT F. BARTON
Robert F. Barton
EVP and Chief Financial Officer
Date: July 31, 2015